Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 57, National Trust 331 (Insured) and New York Trust 218:

We consent to the use of our report dated November 14, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
November 14, 2002